EXHIBIT 23.1




                                  July 30, 1999



Restaurant Teams International, Inc.
1705 E. Whaley
Longview, Texas 75605

Gentlemen:

         We hereby consent to the incorporation by reference of our report dated April 9, 1999 covering the financial statements of Restaurant Teams International, Inc. as of December 31, 1998 into the Form S-8 registration statement dated July 30, 1999, covering an aggregate of 115,000 shares of common stock pursuant to two Consulting Agreements.

                                                      Ernst & Young LLP


                                                  /s/ Ernst & Young LLP
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